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                         [HOST MARRIOTT SERVICES LOGO]

                              6600 Rockledge Drive
                            Bethesda, Maryland 20817

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD TUESDAY MAY 11, 1999

April 9, 1999

We are pleased to inform you that the Annual Meeting of Shareholders of Host Marriott Services Corporation (the "Company") will be held on Tuesday, May 11, 1999, at 10:00 a.m. at the Baltimore Marriott Inner Harbor, 110 S. Eutaw Street, Baltimore, Maryland 21201. Doors to the meeting will open at 9:30 a.m.

The meeting will be conducted:

     1. To consider and vote upon the following proposals described in the accompanying Proxy Statement:

        (i) Proposal One: The election of J. W. Marriott, Jr. and Andrew J. Young as directors for three-year terms expiring at the 2002 Annual Meeting;

        (ii) Proposal Two: The ratification of the appointment of Arthur Andersen LLP as independent auditors;

     2. To transact any other business properly before the meeting or any adjournment of the meeting.

Shareholders of record of the Company's Common Stock at the close of business on March 18, 1999 will receive this notice of the meeting and will be able to vote at the meeting.

If there are not sufficient votes to approve any one or more of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

We hope you will be able to join us on May 11.


                                          /s/ Joe P. Martin


                                          Joe P. Martin
                                          General Counsel and Secretary

                     PLEASE REFER TO THE OUTSIDE BACK COVER
               FOR INFORMATION ON ACCOMMODATIONS AND DIRECTIONS.

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

                       HOST MARRIOTT SERVICES CORPORATION

                              6600 ROCKLEDGE DRIVE
                            BETHESDA, MARYLAND 20817
                                 (301) 380-7000

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 11, 1999
INTRODUCTION

This year we are offering three voting choices. As a shareholder you have the option of voting over the Internet, by using a toll-free telephone number or by completing a proxy card and mailing it in the postage-paid envelope provided. The method by which you vote will in no way limit your right to vote at the meeting if you later decide to attend in person. Beginning this year shareholders may also elect to receive future proxy materials and the Annual Report via the Internet. Please refer to the enclosed letter for further details on these enhancements.

PURPOSE

The purpose of this Proxy Statement is to solicit your proxy for the Board of Directors. Your proxy will allow the designated proxy holders to vote your shares for you at the meeting in the manner you specify regarding the two proposals, and for other matters which could arise at the meeting. This Proxy Statement is being sent to holders of record of the Company's outstanding shares of common stock, as of the close of business on March 18, 1999, for use at the Annual Meeting of Shareholders of the Company to be held on May 11, 1999, at 10:00 a.m., at the Baltimore Marriott Inner Harbor, 110 S. Eutaw Street, Baltimore, Maryland 21201, and at any adjournment or postponement of the meeting. This Proxy Statement, Notice of Meeting, and the accompanying proxy card are being mailed to the Company's shareholders of record on or about April 9, 1999.

VOTING AT THE MEETING

To vote at the Annual Meeting, a person must have been the record holder of the Company's common stock, no par value per share ("Common Stock"), at the close of business on March 18, 1999, which is the Record Date. Holders of shares of Common Stock on the Record Date are entitled to one vote per share on any matter which may properly come before the Annual Meeting, or any adjournment of the meeting. The presence, either in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. A quorum is necessary to permit action to be taken by the shareholders at the Annual Meeting.

Under Delaware law, shares represented at the Annual Meeting (either by properly executed proxy or in person) that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which the broker or nominee is not authorized to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions as to Proposal Two will have the same effect as a vote against the proposal. Broker non-votes, however, will be treated as unvoted for purposes of determining approval of the proposal and will not be counted as votes for or against such proposals. Under applicable rules, brokers will have discretionary voting authority to vote on Proposals One and Two.

The affirmative vote of a plurality of shares of Common Stock present in person or represented by proxy at the Annual Meeting is required to elect the directors nominated pursuant to

Proposal One. "Plurality" means that the two individuals who receive the largest number of votes cast are elected as directors. Consequently any shares not voted will have no impact in the election of directors. The affirmative vote of a majority of the shares of Common Stock having voting power present in person or represented by proxy at the Annual Meeting is required to approve Proposal Two.

As of March 18, 1999, there were 33,805,283 shares of Common Stock outstanding and entitled to vote at the Annual Meeting held by approximately 36,000 holders of record. As of that date, certain members of the Marriott family (including various trusts established by members of the Marriott family) in the aggregate owned approximately 13.25% of the outstanding shares. The members of the Marriott family have indicated an intention to vote in accordance with the recommendations of the Board of Directors regarding the two Proposals to be considered at the Annual Meeting. The Board of Directors recommends that shareholders vote "FOR" both Proposals.

All shares of Common Stock that are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated, the proxies will be voted "FOR" the proposals.

In the event that a quorum is not present at the time the Annual Meeting is convened, or if for any other reason the Company believes that additional time should be allowed for the solicitation of proxies, the Company may adjourn the Annual Meeting. If the Company proposes to adjourn the Annual Meeting by a vote of the shareholders, the persons named in the enclosed form of proxy will vote all shares of Common Stock for which they have voting authority in favor of such adjournment.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with First Chicago Trust Company of New York in its capacity as Transfer Agent for the Company, at or before the Annual Meeting, a written notice of revocation bearing a later date than the proxy, or (ii) duly executing a subsequent proxy relating to the same shares of Common Stock and delivering it to the Transfer Agent at or before the Annual Meeting, or (iii) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting does not in itself constitute a revocation of a proxy. Any written notice revoking a proxy should be sent to First Chicago Trust Company of New York, P.O. Box 8611, Edison, New Jersey 08818-9119.

RELATION OF THE COMPANY TO HOST MARRIOTT CORPORATION, MARRIOTT
INTERNATIONAL, INC. AND SODEXHO MARRIOTT SERVICES, INC.

The Company was previously an operating unit of Host Marriott Corporation, formerly named Marriott Corporation. By a distribution of the Company's shares to Host Marriott Corporation shareholders on December 29, 1995 ("Distribution"), the Company became a separate corporation, engaged in food, beverage and retail concessions and related matters at airports, tollroads and shopping malls. Previously, on October 8, 1993, Host Marriott Corporation had distributed to its shareholders the shares of its subsidiary, Marriott International, Inc. ("Marriott International"). The Company is a separate corporation from Marriott International. On March 27, 1998 Marriott International separated its lines of business in a spin off transaction. The Marriott International transaction is described in its filings with the Securities and Exchange Commission. The effect of the transaction was to separate Marriott International's institutional food service and lodging and senior living services and related businesses. The food service business is continued by Sodexho Marriott Services, Inc. and the lodging and senior living services related businesses by the new Marriott International. A more detailed discussion of the relationship of the Company to its former parent corporation, Host Marriott Corporation, and to Marriott

International and Sodexho Marriott Services, Inc. may be found in the "Certain Transactions" section of this Proxy Statement.

DIRECTORS

[PHOTO--WILLIAM J.      William J. Shaw            William J. Shaw is Chairman of the Board of
  SHAW]                 (Chairman of the           Host Marriott Services Corporation. He is also
                        Board)                     President, Chief Operating Officer and a
                        Age: 53                    director of Marriott International. Mr. Shaw
                                                   also serves as Chairman of the Board of
                                                   Directors of Sodexho Marriott Services, Inc.
                                                   Mr. Shaw joined Marriott Corporation in 1974,
                                                   was elected Corporate Controller in 1979 and a
                                                   Vice President in 1982. In 1986, Mr. Shaw was
                                                   elected Senior Vice President -- Finance and
                                                   Treasurer. He was elected Executive Vice
                                                   President and Chief Financial Officer in April
                                                   1988. In February 1992, he was elected
                                                   President of the Marriott Service Group, which
                                                   comprised Marriott Corporation's and later
                                                   Marriott International's contract services line
                                                   of business. Mr. Shaw also serves on the Board
                                                   of Trustees of the University of Notre Dame and
                                                   the Suburban Hospital Foundation. In addition
                                                   to his responsibilities as Chairman of the
                                                   Board, Mr. Shaw also serves as Chair of the
                                                   Executive Committee of the Company's Board.
--------------------------------------------------------------------------------------------------
[PHOTO--J. WILLARD      J. Willard Marriott, Jr.   J. Willard Marriott, Jr. is Chairman of the
MARRIOTT, JR.]          Age: 66                    Board and Chief Executive Officer of Marriott
                                                   International. He is a director of Host
                                                   Marriott Corporation, General Motors
                                                   Corporation and the U.S.-Russia Business
                                                   Council. Mr. Marriott also serves on the Board
                                                   of Trustees of the National Geographic Society
                                                   and the Board of Directors of Georgetown
                                                   University. He is a member of the Executive
                                                   Committee of the World Travel & Tourism
                                                   Council, and a member of the Business Council.
                                                   J. Willard Marriott, Jr. and Richard E.
                                                   Marriott are brothers.

[PHOTO--RICHARD E.      Richard E. Marriott        Richard E. Marriott is Chairman of the Board of
  MARRIOTT]             Age: 60                    Host Marriott Corporation, and a director of
                                                   Marriott International. Prior to his election
                                                   as Chairman of the Board of Directors of Host
                                                   Marriott Corporation, he served as Vice
                                                   Chairman of the Board and as an Executive Vice
                                                   President of Marriott Corporation, before it
                                                   changed its name to Host Marriott Corporation.
                                                   He also serves as Chairman of the Board of
                                                   First Media Corporation, President and Trustee
                                                   for the Marriott Foundation for People with
                                                   Disabilities, and as a director of Gallaudet
                                                   University, Federal City Council, Polynesian
                                                   Cultural Center, Primary Children's Center,
                                                   Boys and Girls Club of America, Southeast
                                                   Region, and the J. Willard Marriott Foundation.
                                                   He is a past President of the National
                                                   Restaurant Association. Richard E. Marriott and
                                                   J. Willard Marriott, Jr. are brothers.
--------------------------------------------------------------------------------------------------
[PHOTO--WILLIAM W.      William W. McCarten        William W. McCarten is President and Chief Ex-
MCCARTEN]               Age: 50                    ecutive Officer of the Company. Prior to the
                                                   Distribution, he served as President of Host
                                                   Marriott Corporation's Operating Group, which
                                                   conducted substantially all of Host Marriott
                                                   Corporation's airport, tollroad and other
                                                   businesses now conducted by the Company. He
                                                   joined Marriott Corporation in 1979, was
                                                   elected Vice President, Corporate Controller
                                                   and Chief Accounting Officer in 1985 and Senior
                                                   Vice President in 1986. He was named Executive
                                                   Vice President, Host and Travel Plazas in 1991
                                                   and President, Host and Travel Plazas in 1992.
                                                   In 1993 he became President of Host Marriott
                                                   Corporation's Operating Group and in 1995 was
                                                   elected President and Chief Executive Officer
                                                   and a director of the Company. Mr. McCarten has
                                                   served on the Advisory Board of the McIntire
                                                   School at the University of Virginia and is a
                                                   past chairman.

[PHOTO--ROSEMARY M.     Rosemary M. Collyer        Rosemary M. Collyer is a partner with the law
  COLLYER]              Age: 53                    firm of Crowell & Moring LLP in Washington,
                                                   D.C., where she practices labor and employment
                                                   law and has served as Chairman of the firm's
                                                   Management Committee. Prior to joining Crowell
                                                   & Moring, Ms. Collyer served as General Counsel
                                                   of the National Labor Relations Board. Ms.
                                                   Collyer previously served as Chairman of the
                                                   Federal Mine Safety and Health Review Commis-
                                                   sion. Ms. Collyer was an attorney with the law
                                                   firm of Sherman and Howard in Denver, Colorado
                                                   before her government service. Ms. Collyer cur-
                                                   rently serves as Chair of the Compensation Pol-
                                                   icy Committee of the Company's Board.
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[PHOTO--R. MICHAEL      R. Michael McCullough      R. Michael McCullough is the Retired Chairman
  MCCULLOUGH]           Age: 60                    and CEO of the international management con-
                                                   sulting firm of Booz-Allen & Hamilton Inc.
                                                   During his more than 30 years with Booz-Allen,
                                                   he was elected a partner in 1971 and he was
                                                   elected Chairman and CEO in 1984. He is
                                                   currently a Managing Director of Ariston
                                                   Partners. He has been a member of the Board of
                                                   Directors of the Professional Services Council
                                                   from 1980-1994, serving as President from 1982
                                                   until 1985. He has served as a member of the
                                                   Advisory Council of the Graduate School of
                                                   Business at Stanford University, the Boards of
                                                   Directors of the Wolf Trap Foundation, Caterair
                                                   International, and the University of Detroit.
                                                   He currently serves on the Boards of Directors
                                                   of Capital Automotive REIT, O'Sullivan
                                                   Corporation, and Watson Wyatt Worldwide.
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[PHOTO--GILBERT T.      Gilbert T. Ray             Gilbert T. Ray is a partner with the law firm
  RAY]                  Age: 54                    of O'Melveny & Myers LLP in Los Angeles,
                                                   California. He has extensive experience with
                                                   corporate and international financings, as well
                                                   as tax-exempt securities. He also heads the
                                                   governmental relations practice for the firm.
                                                   Mr. Ray is a director of the Automobile Club of
                                                   Southern California and a member of numerous
                                                   other boards including the Los Angeles
                                                   Convention & Visitors Bureau (Chairman of the
                                                   Board for 1994 -- 1995), the Los Angeles Area
                                                   Chamber of Commerce (Executive
                                                   Committee -- since 1998), the John Randolph
                                                   Haynes and Dora Haynes Foundation, and Ashland
                                                   University (Ohio).

[PHOTO--ANDREW J.       Andrew J. Young            Andrew J. Young has served as Chairman of
  YOUNG]                Age: 67                    GoodWorks International LLC since 1997. Am-
                                                   bassador Young has spent more than 40 years in
                                                   public service. He was elected to three terms
                                                   in the U.S. Congress, representing the Fifth
                                                   Congressional District of Georgia. In 1977, he
                                                   was appointed U.S. Ambassador to the United Na-
                                                   tions. He was elected Mayor of Atlanta, Georgia
                                                   in 1981, and reelected in 1985. He is a
                                                   director of Delta Airlines, Thomas Nelson
                                                   Publishing Company, Cox Communications, Film
                                                   Fabricators, the Martin Luther King, Jr.
                                                   Center, and the Argus Board. Ambassador Young
                                                   also serves as Chairman of the Southern Africa
                                                   Enterprise Development Fund (SAEDF). Ambassador
                                                   Young currently serves as Chair of the
                                                   Nominating and Corporate Governance Committee
                                                   of the Company's Board.
--------------------------------------------------------------------------------------------------

OWNERSHIP OF COMPANY SECURITIES

As of March 18, 1999, the Company had one outstanding class of equity or equity-linked securities, Company Common Stock.

The following table sets forth information as to the shares of Common Stock beneficially owned (or deemed to be beneficially owned pursuant to the rules of the Securities and Exchange Commission) as of March 18, 1999. The information is provided for directors, nominees, the chief executive officer and the four additional most highly compensated executive officers of the Company, as well as by all directors and executive officers of the Company as a group. It also includes, to the best of the Company's knowledge, beneficial owners of 5% or more of the outstanding shares of Common Stock.

                                                               SHARES OF COMPANY        % OF COMMON
                                                                  COMMON STOCK       STOCK OUTSTANDING
                                                               BENEFICIALLY OWNED          AS OF
                            NAME                              AS OF MARCH 18, 1999   MARCH 18, 1999(1)
                            ----                              --------------------   -----------------
DIRECTORS:
Rosemary M. Collyer.........................................           1,000                   *
J. Willard Marriott, Jr**...................................       2,566,930(2)(5)          7.59%
Richard E. Marriott.........................................       2,512,705(3)             7.43%
William W. McCarten.........................................         599,973(4)             1.77%
R. Michael McCullough.......................................                (5)                *
Gilbert T. Ray..............................................                (5)                *
William J. Shaw.............................................          37,150(5)(6)             *
Andrew J. Young**...........................................                (5)                *
NON-DIRECTOR EXECUTIVE OFFICERS:
Brian W. Bethers............................................         139,612(7)                *
Joe P. Martin...............................................         116,231(8)                *
John J. McCarthy............................................         282,872(9)                *
Thomas G. O'Hare............................................         197,579(10)               *
All directors and executive officers as a group:                   5,852,395               17.31%
Beneficial Owners of 5% or more:
         Wanger Asset Management, L.P.......................       2,845,900(11)            8.42%
         FMR Corp...........................................       2,832,100(12)            8.38%
         Prudential Insurance Company of America............       1,918,245(13)            5.67%

---------------
  *  Less than one percent (1%).
 **  Nominee for Director

 (1) Based on the number of shares outstanding, plus the number of shares acquirable by the specified person(s) by stock option exercise within 60 days of March 18, 1999. The Common Stock ownership for Wanger Asset Management, L.P., FMR Corp., and Prudential Insurance Company were recorded at dates other than March 18, 1999. Refer to notes 11-13.
 (2) Includes (i) shares held in family trusts for which Mr. Marriott serves as a trustee or co-trustee; (ii) shares held in family trusts in which he is a beneficiary or co-beneficiary; (iii) shares held in partnerships in which the General Partner is indirectly controlled by Mr. Marriott; and (iv) shares held by the J. Willard Marriott Foundation, for which Mr. Marriott serves as a trustee with Richard E. Marriott and Alice Marriott. The Foundation holds 601,657 shares, which is included in the total beneficial ownership for both J. W. Marriott, Jr. and Richard E. Marriott, but the Foundation's shares are counted only once in reporting the total number of shares owned by all directors, nominees and executive officers as a group. The shares do not include 39,177 shares held in a charitable annuity trust created by the will of J.W. Marriott, Sr., in which J.W. Marriott, Jr. and Richard E. Marriott have a remainder interest and of which Alice Marriott is the trustee. It also does not include shares held by members of the Marriott family other than J.W. Marriott, Jr. and Richard E. Marriott. J.W. Marriott, Jr. does not hold any options to acquire shares of Company Common Stock.
 (3) Includes (i) shares held in family trusts for which Mr. Marriott serves as a trustee or co-trustee; (ii) shares held in family trusts for which he is a beneficiary or co-beneficiary; (iii) shares held by First Media Limited Partners, whose General Partner is indirectly controlled by Mr. Marriott;
     (iv) shares held by the J. Willard Marriott Foundation, for which Mr. Marriott serves as a Trustee with J.W. Marriott, Jr. and Alice Marriott. The Foundation holds 601,657 shares, which is included in the total beneficial ownership for both Richard E. Marriott and J.W. Marriott, Jr. but the Foundation's shares are counted only once in reporting the total number of shares owned by all directors, nominees and executive officers as a group; (v) options to acquire 11,140 shares within 60 days of March 18, 1999; and (vi) 48,360 shares of restricted stock.
 (4) Includes (i) options to acquire 8,650 shares within 60 days of March 18, 1999; and (ii) 286,682 shares of restricted stock. Mr. McCarten did not sell any Company Common Stock in 1998.
 (5) As a non-employee director, this director has requested that a percentage of eligible director compensation be deferred toward the acquisition of Common Stock pursuant to the Company's Non-employee Directors' Deferred Stock Compensation Plan ("NDDSC Plan"). These shares do not have voting rights until distribution to the director upon retirement from the Board. As of March 18, 1999, the following directors were deferring 100% of their compensation into the NDDSC Plan. The shares were attributed to each participating director as follows: J.W. Marriott, Jr. 3,327 shares, R. Michael McCullough 6,098 shares, Gilbert T. Ray 11,559 shares, William J. Shaw 6,052 shares. Ambassador Young has requested 50% of his eligible compensation be deferred into the Plan. As of March 18, 1999, Ambassador Young had 3,081 shares attributed to him.
 (6) Includes 1,400 shares of restricted stock.
 (7) Includes (i) 14,676 shares attributed to Mr. Bethers' profit sharing plan account; (ii) options to acquire 7,830 shares within 60 days of March 18, 1999; and (iii) 70,882 shares of restricted stock.
 (8) Includes (i) 13,650 shares attributed to Mr. Martin's profit sharing plan account; (ii) options to acquire 473 shares within 60 days of March 18, 1999; and (iii) 61,869 shares of restricted stock.
 (9) Includes (i) 67,307 shares attributed to Mr. McCarthy's profit sharing account; (ii) options to acquire 3,470 shares within 60 days of March 18, 1999; and (iii) 101,952 shares of restricted stock.
(10) Includes (i) 55,824 shares attributed to Mr. O'Hare's profit sharing account; (ii) options to acquire 1,820 shares within 60 days of March 18, 1999; and (iii) 89,013 shares of restricted stock.
(11) Wanger Asset Management, L.P. and Wanger Asset Management, Ltd., which is the general partner of Wanger Asset Management, L.P., report that they have shared voting and dispositive power with respect to 2,845,900 shares of Company Common Stock. Their principal address is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606. Based on Schedule 13G dated February 8, 1999.
(12) FMR Corp. reports that it has sole dispositive power with respect to 2,832,100 shares of Company Common Stock and beneficially owns 2,832,100 shares of Company Common Stock. These shares are held by the Fidelity Magellan Fund. Edward C. Johnson 3d and Abigail Johnson each has sole power to dispose of 2,832,100 shares. The address of FMR Corp., Edward C. Johnson 3d and Abigail Johnson is 82 Devonshire Street, Boston, Massachusetts 02109. Based on Amendment 3 to Schedule 13G dated February 1, 1999.
(13) The Prudential Insurance Company of America reports that it has shared voting and dispositive power with respect to 1,062,145 shares of Company Common Stock and has sole voting and dispositive power with respect to 856,100 shares of Company Common Stock. Their principal address is 751 Broad Street, Newark, New Jersey 07102. Based on Schedule 13G dated February 2, 1999.
--------------------------------------------------------------------------------

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

The Board of Directors is composed of eight members. Mr. McCarten is the only employee of the Company who serves on the Board. The Board met four times in 1998.

The Board has four standing Committees: (i) Executive, (ii) Audit, (iii) Compensation Policy, and (iv) Nominating and Corporate Governance.

The members of the Executive Committee are William J. Shaw (Chair), William W. McCarten and R. Michael McCullough. When the Board of Directors is not in session, this Committee is authorized to exercise all powers of the Board of Directors, subject to specific restrictions as to powers retained by the full Board of Directors. No change in the membership of the Executive Committee is contemplated for 1999. The Committee met once in 1998.

The Audit Committee is composed of three directors who are not employees of the
Company: R. Michael McCullough (Chair), Gilbert T. Ray and Rosemary M. Collyer. The Audit Committee meets at least five times a year with the independent auditors, management representatives, internal auditors and the Company's General Counsel; recommends to the shareholders appointment of independent auditors; approves the scope of audits and other services to be performed by the independent and internal auditors; and reviews the results of internal and external audits, the accounting principles applied in financial reporting, and financial and operational controls. The independent auditors, internal auditors and the General Counsel of the Company have unrestricted access to the Audit Committee and vice versa. No membership changes to the Audit Committee are contemplated for 1999. The Committee met eight times in 1998.

The Compensation Policy Committee is composed of three directors who are not employees of the Company: Rosemary M. Collyer (Chair), Gilbert T. Ray and R. Michael McCullough. The Compensation Policy Committee's duties include establishing policies and procedures relating to senior executive compensation and various employee stock plans, and approval of senior executive bonuses and stock awards. The Committee also establishes performance standards for senior executives and determines annually whether these performance standards have been satisfied. No membership changes to the Compensation Policy Committee are contemplated for 1999. The Committee met eight times in 1998.

The Nominating and Corporate Governance Committee is composed of three directors who are not employees of the Company: Ambassador Andrew J. Young (Chair), Rosemary M. Collyer, and R. Michael McCullough. It considers candidates for election as directors and is responsible for making recommendations with regard to corporate governance. In addition, the Committee fulfills an advisory function with respect to a range of matters affecting the Board of Directors and its Committees, including the making of recommendations with respect to qualifications of director candidates, compensation of directors, the selection of committee chairs, committee assignments and related matters affecting the functioning of the Board. No change in the membership of the Committee is contemplated for 1999. The Committee met once in 1998.

Women and minorities hold three of the seven non-employee director positions on the Board. The Compensation Policy Committee is chaired by a woman and the Nominating and Corporate Governance Committee is chaired by an African-American man. Three of the four Committees of the Board (Audit, Compensation Policy and Nominating and Corporate Governance) have a majority of their membership composed of women and minorities.

During 1998, no incumbent member of the Company's Board of Directors attended fewer than 75% of the aggregate of (1) the total number of Board meetings held and (2) the total number of meetings of committees of the Board on which he or she served.

COMPENSATION OF DIRECTORS

Mr. McCarten, the only employee director of the Company, receives no additional compensation for his services as a director. Directors who are not employees (which are all other directors of the Company) receive an annual retainer fee of $25,000 (with the exception of the Chairman of the Board of Directors, who receives an annual retainer of $50,000) as well as an attendance fee of $1,250 for each shareholders' meeting, meeting of the Board of Directors or meeting of a committee of the Board of Directors, regardless of the number of meetings held on a given day. The Chair of each committee of the Board of Directors receives an additional annual retainer fee of $1,250, with the exception of the Executive Committee Chair. Mr. Shaw does not receive an annual retainer fee for his duties as Chair of the Executive Committee. Directors are reimbursed for ordinary and reasonable travel expenses and other out-of-pocket costs incurred in attending meetings.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities ("Reporting Persons"), to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Specific due dates for these reports have been established, and the Company is required to report in this Proxy Statement any failure to file by these dates for 1998. None of the Company's Reporting Persons failed to file any of the required reports on a timely basis with respect to transactions in the Company's equity securities in 1998; however, due to an administrative processing error, one required report for 1998, filed in February 1999, failed to correctly state the total of restricted shares held by Mr. McCarten, Mr. McCarthy, Mr. O'Hare, Mr. Bethers and Mr. Martin. As soon as the error was discovered, amended filings were made.

EXECUTIVE OFFICERS

Provided below is information regarding the persons who are executive officers (but not directors) of the Company.

                                                       BUSINESS EXPERIENCE PRIOR TO BECOMING
              NAME AND TITLE                AGE         AN EXECUTIVE OFFICER OF THE COMPANY
              --------------                ---        -------------------------------------
John J. McCarthy                            52   John J. McCarthy joined Host International, Inc.
  Executive Vice President,                      in 1974 as General Manager for the Tampa Airport
  Malls and International Business               Hotel. In 1978 he was promoted to Director of Real
                                                 Estate and he served as Vice President, Hotel
                                                 Operations beginning in 1979. In 1982 he was
                                                 promoted to Regional Vice President of Marriott
                                                 Corporation's Airport Division, Northeast. He was
                                                 appointed Vice President of Marriott Corporation's
                                                 Travel Plazas Division in 1989. In 1991, he served
                                                 as Senior Vice President, Travel Plazas
                                                 Operations. In 1992, he was appointed Senior Vice
                                                 President, Corporate Development and Marketing.
                                                 Mr. McCarthy was appointed Senior Vice President
                                                 of Host Marriott Corporation's Operating Group in
                                                 1993. In 1995, Mr. McCarthy was appointed Execu-
                                                 tive Vice President, Business Development for the
                                                 Company. In 1998, Mr. McCarthy was appointed
                                                 Executive Vice President, Malls and International
                                                 Business.

                                                       BUSINESS EXPERIENCE PRIOR TO BECOMING
              NAME AND TITLE                AGE         AN EXECUTIVE OFFICER OF THE COMPANY
              --------------                ---        -------------------------------------
Thomas G. O'Hare                            46   Thomas G. O'Hare joined Host International, Inc.
  Executive Vice President,                      in 1975 as a Food and Beverage Supervisor at
  North America Business                         Detroit Metro Airport. He was promoted to General
                                                 Manager at Newark International Airport in 1978.
                                                 In 1984, he was named Vice President of Corporate
                                                 Development. He returned to Operations in 1987 as
                                                 Regional Vice President and became Senior Vice
                                                 President for Airports in 1993. Mr. O'Hare was
                                                 appointed Senior Vice President of Host Marriott
                                                 Corporation's Operating Group in 1993 and as-
                                                 sumed the position of Senior Vice President for
                                                 Operations in 1994. In 1995, Mr. O'Hare was ap-
                                                 pointed Executive Vice President, Operations for
                                                 the Company. In 1998, Mr. O'Hare became Execu-
                                                 tive Vice President, North America Business.

Brian W. Bethers                            37   Brian W. Bethers joined Marriott Corporation in
  Executive Vice President                       1985 as a financial analyst in the Operation,
  and Chief Financial Officer                    Planning and Control Department. In 1989, he was
                                                 promoted to Director of the Host Operating Group
                                                 Financial Planning Department. In 1992, he became
                                                 Senior Director, Corporate Development. He was
                                                 appointed Vice President, Corporate Development in
                                                 1993. Mr. Bethers returned to Finance in 1995 when
                                                 he was appointed Senior Vice President and Chief
                                                 Financial Officer of the Company. In 1999, Mr.
                                                 Bethers became Executive Vice President and Chief
                                                 Financial Officer.

Joe P. Martin                               52   Joe P. Martin joined Marriott Corporation in 1988
  Senior Vice President,                         as Assistant General Counsel for Labor Law and
  General Counsel and Secretary                  Litigation. In 1992, he became Chief Labor Counsel
                                                 for Marriott Corporation's Lodging Group and in
                                                 1993 became Associate General Counsel of Host
                                                 Marriott Corporation, responsible for labor, em-
                                                 ployment litigation, employee benefits, and execu-
                                                 tive compensation matters. Prior to joining
                                                 Marriott Corporation, he was a trial and appellate
                                                 litigator with the law firm of Fulbright &
                                                 Jaworski, and held senior trial attorney positions
                                                 with the Civil Rights Division of the United
                                                 States Department of Labor, J.C. Penney Company
                                                 and CIGNA Corporation. Mr. Martin became Senior
                                                 Vice President and General Counsel of the Company
                                                 in 1995 and Secretary in 1997.

                                                       BUSINESS EXPERIENCE PRIOR TO BECOMING
              NAME AND TITLE                AGE         AN EXECUTIVE OFFICER OF THE COMPANY
              --------------                ---        -------------------------------------
Timothy H. Pease                            38   Timothy H. Pease joined Host Marriott Services in
  Vice President, Controller                     1995 as the Senior Director of Corporate Account-
  and Chief Accounting Officer                   ing. Prior to joining Host Marriott Services, Mr.
                                                 Pease was a senior manager with Arthur Andersen
                                                 LLP. In 1998, Mr. Pease was appointed Vice
                                                 President, Controller and Chief Accounting Officer
                                                 of the Company.

REPORT ON EXECUTIVE COMPENSATION BY THE COMPANY'S COMPENSATION POLICY COMMITTEE

THE COMMITTEE

The Compensation Policy Committee (the "Committee") of the Board of Directors of the Company oversees the compensation of senior executives of the Company to ensure that compensation serves to motivate and retain senior executives while also being in the best interests of the Company and its shareholders.

THE OBJECTIVES OF EXECUTIVE COMPENSATION

The Company has established three key objectives for its executive compensation:

- To build a strong relationship between shareholder return and executive compensation by providing a compensation structure that motivates the achievement of objectives that drive shareholder value.

- To provide performance-based rewards that effectively link compensation to the achievement of results.

- To provide positive incentives that motivate achievement of both short and long term goals by offering competitive compensation that maintains a strategic balance between base compensation and incentive compensation so as to instill a willingness to take well-calculated risks.

EXECUTIVE COMPENSATION

The Committee conducts an annual review of the components of executive compensation to ensure the competitiveness of the compensation of the Chief Executive Officer and the individuals who report directly to the CEO. The Committee determines the compensation of direct reports of the Chief Executive Officer ("CEO"), and makes recommendations regarding the compensation of the CEO to the Board of Directors. The recommendations of the Committee regarding CEO compensation have never been modified or rejected by the Board. The compensation of persons other than the CEO and his direct reports is determined by the management of the Company. To assist the Committee, the Company's Vice President of Compensation presents compensation recommendations to the Committee for the CEO and his direct reports based on data obtained from independent compensation consultants, which reflects compensation practices of industry companies of approximately the Company's size. The Committee establishes executive compensation based on this information. The Committee generally sets executive cash compensation (base salary plus targeted bonus) at the median level of the survey data.

Due to the Committee's and the Company's emphasis on pay for performance and the objective of building a strong relationship between shareholder return and executive compensation, executive compensation is weighted toward long-term stock incentives.

ANNUAL CASH COMPENSATION

Annual cash compensation is made up of two components -- base salary and annual cash incentive (bonus). The Committee annually reviews base salaries and annual cash incentives for the CEO and the CEO's direct reports and approves the appropriate compensation and annual incentives. As discussed above, the Committee determines annual base salaries for the direct reports of the CEO based on recommendations made to the Committee by the CEO and the Company's Vice President of Compensation and Towers Perrin, the Committee's outside independent compensation consultant retained to assist the Committee. The annual cash incentive for each executive is based on annual performance goals set by the Committee. For 1998, the performance goals included: targeted levels of EBIT (earnings before interest and taxes) and interest income and business development growth. The Committee determined that annual cash incentive payouts to the CEO and his direct reports for 1998, under their individual bonus plans, would range from 33.1% to 55.2% of their respective base salaries.

STOCK INCENTIVES

The Company has made stock awards and will make future awards under the Company's shareholder approved Comprehensive Stock Plan (the "CS Plan"). The Committee is responsible for administering the CS Plan.

Restricted stock is the current primary long-term incentive vehicle for the CEO and his direct reports. The CS Plan permits the Committee to approve awards subject to either "General Restrictions", usually relating to continued employment, or "Performance Restrictions." The Committee believes that performance-based awards are in the best interest of shareholders and thus the stock awards it makes are weighted more heavily toward such awards.

In August 1998, the Committee made new grants of restricted stock and performance-based stock options to Mr. McCarten and certain senior executives. The grants are intended to reward Mr. McCarten and his management team if they significantly increase shareholder value. The grants consist of a time-based award of restricted stock, which vests in three equal installments beginning August 1999, so long as the executive continues in employment, and a long term performance award intended to vest when the Company meets or exceeds the 75th percentile of Total Shareholder Return of the Russell 2000 index, over a period of not less than 3 years. The performance awards will vest after seven years from the date of the grant (August 2005) if the performance goals have not been satisfied. The annual grant consists of restricted shares and the long term performance award is a mix of restricted stock and stock options. The grants were based on calibrated multiples of each recipient's base salary. The multiples ranged from one to two and one half times base salary for the annual grants, and three to six times base salary for the performance grants. Each of these grants is made on a pretax basis. As a result, in all cases, the number of shares released to the executive will be reduced by at least the current 28% federal income tax withholding requirement and the applicable state income tax rate. Taxes are paid in shares withheld at the time of vesting.

The Committee's performance standards for earning release of the 1998 installment of previously granted restricted shares were targeted levels of return on investment, profitability and liquidity. The Committee determined that only 57.2% of the available restricted shares were earned by Mr. McCarten and the senior executives.

1998 COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

The Committee recommends the total cash compensation of Mr. McCarten, which must be approved by the full Board of Directors. The Board has never modified or rejected any recommendation by the Committee regarding the CEO's compensation. The Committee is solely responsible for establishing performance-based compensation goals for the CEO's bonus and the release of restricted stock and for determining whether the Committee's goals have been satisfied. In 1998, Mr. McCarten earned a base salary of $485,000. The Committee, with the approval of the Board, established a 1998 annual cash incentive plan through which he could have earned 75% of his base salary. The Committee determined that in 1998 Mr. McCarten earned a payout of 55.2% of his base salary.

In 1993, when the Company was part of Host Marriott Corporation, Mr. McCarten received a five year grant of Host Marriott Corporation restricted stock which expired at the end of 1998. Forty percent of the award was time-based restricted stock, which required him to continue in employment, and sixty percent of the shares awarded were performance-based, requiring achievement of performance targets. On February 2, 1996, Mr. McCarten converted all of his remaining restricted shares of Host Marriott Corporation stock into Company restricted stock. The converted Company restricted shares were also forty percent time-based and sixty percent performance-based. The Committee sets the annual performance goals which Mr. McCarten must achieve for release of his performance-based restricted stock. For 1998, the Committee targeted levels of return on investment, profitability and liquidity. On a pretax basis, Mr. McCarten earned release of 60,174 performance-based restricted shares for 1998 and also earned release of 70,132 shares of time-based restricted stock. A total of 45,025 shares of restricted stock were not earned in 1998. Under the terms of the 1993 grant, the unearned performance-based shares will be available to Mr. McCarten upon his retirement from the Company.

POLICY ON DEDUCTIBILITY OF EXECUTIVE COMPENSATION UNDER INTERNAL REVENUE CODE
SECTION 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended ("Code"), limits the deductibility of compensation paid to certain executive officers to $1 million unless certain requirements are met. Any compensation considered performance-based is not subject to the $1 million limitation on deductibility. The Committee's intention is to establish performance-based compensation for the Company's senior management and qualify appropriate compensation under the performance requirements of Section 162(m).

                                            Respectfully submitted,

                                            Rosemary M. Collyer, Chair,
                                            Gilbert T. Ray, Member,
                                            R. Michael McCullough, Member,
                                            COMPENSATION POLICY COMMITTEE

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following Summary Compensation Table sets forth the compensation paid during the past three fiscal years to the listed executive officers. The compensation amounts in the following table represent all compensation paid to each individual in connection with his position with the Company in 1998, 1997 and 1996. There are no employment agreements between the Company and the listed executives. The listed executives do participate in various Company employee benefit plans and have vested rights under certain of these plans. These plans include the Company's Employee Profit Sharing, Retirement and Savings Plan and Trust, and the Company's Executive Deferred Compensation Plan. The executives also have rights under the restricted stock awards made by the Compensation Policy Committee and the Board, which generally vest the unvested shares in the event of certain contingencies such as the death, permanent disability of the executive, retirement with the approval of the Board, or a change in control.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG TERM COMPENSATION
                                                                               -----------------------------------
                                                  ANNUAL COMPENSATION                  AWARDS            PAYOUTS
                                            --------------------------------   ----------------------   ----------
                                                                   OTHER        RESTRICTED
                                                                   ANNUAL         STOCK        STOCK       LTIP       ALL OTHER
                                   FISCAL   SALARY     BONUS    COMPENSATION      AWARDS      OPTIONS    PAYOUTS     COMPENSATION
   NAME AND PRINCIPAL POSITION      YEAR    (1)($)    (2)($)       (3)($)      (4)(5)(8)($)     (#)       (6)($)        (7)($)
   ---------------------------     ------   -------   -------   ------------   ------------   -------   ----------   ------------
William W. McCarten                 1998    485,000   267,720        0           990,635      245,518      470,139       35,109
 Chief Executive Officer            1997    465,000   290,625        0                 0           0     1,352,070       26,802
 and President                      1996    458,654   326,103        0                 0           0     1,071,767       27,975
John J. McCarthy                    1998    297,500   150,901        0           303,834      125,501      132,688      367,346
 Executive Vice President,          1997    285,000   165,870        0                 0           0       381,600       98,278
 Malls and International            1996    280,288   185,551        0           240,002           0       396,945       39,999
 Business
Thomas G. O'Hare                    1998    260,000   131,880        0           265,530      109,682      121,633       24,770
 Executive Vice President,          1997    249,000   144,918        0                 0           0       349,800       25,154
 North America Business             1996    244,615   161,935        0           220,002           0       332,445       12,636
Brian W. Bethers                    1998    214,000    98,864        0           218,548      90,276        88,459       18,654
 Executive Vice President           1997    205,000   104,345        0                 0           0       254,400       18,855
 and Chief Financial Officer        1996    188,558   115,586        0           240,002           0       201,661        8,341
Joe P. Martin                       1998    184,000    85,005        0           187,919      77,621        77,403       17,170
 Senior Vice President,             1997    176,000    93,104        0                 0           0       217,300       10,319
 General Counsel and                1996    173,269   106,214        0           140,001           0       124,049        7,840
 Secretary

------------
(1) Salary amounts include base salary earned and paid in cash during the fiscal year and the amount of base salary deferred at the election of the executive officer under the Company's Employees' Profit Sharing, Retirement and Savings Plan and Trust (the "Profit Sharing Plan") and the Company's Executive Deferred Compensation Plan (the "Deferred Compensation Plan").
(2) Bonus (annual cash incentive) includes the amount of cash bonus earned pursuant to the named individual's bonus plan during the fiscal year and paid subsequent to the end of each fiscal year. The 1998 bonus payments were paid in February 1999.
(3) Perquisites and other personal benefits, securities or property are not reported since they were equal to the lesser of $50,000 or 10% of the total of annual salary and bonus for each executive officer for each year.
(4) This column of the table reports restricted stock and deferred bonus stock awards. Deferred bonus stock awards are discussed in footnote 5 below. The restricted shares reported in this column are shares subject to "General Restrictions" (see footnote 8). Restricted shares with "Performance Restrictions" (see footnote 8) are reported as long-term incentive plan ("LTIP") awards and are not reported as restricted stock awards on this table. The pretax value of restricted stock with "Performance Restrictions" which vested in 1998 is reported in the table as "LTIP Payouts." The restricted stock awards for 1996 listed on this table vested ratably over a three year period (1996-1998) for Mr. Bethers, and vested ratably over a two year period (1997-1998) for Mr. McCarthy, Mr. O'Hare and Mr. Martin. No new restricted stock award was made in 1996 to Mr. McCarten. However, he continued to ratably vest through December 31, 1998 a Host Marriott Corporation restricted stock award made in 1993 which was converted into restricted Company shares on February 2, 1996. Holders of restricted stock would be entitled to dividends, if any, paid by the Company to holders of Common Stock. No dividends were paid in 1996, 1997 or 1998. In 1998, new restricted stock awards were made to the executives listed in the Table. The new 1998 awards vest ratably over a three year period beginning August 1998, and are subject to General Restrictions, including that the executive remains employed by the Company. The values of the 1998 awards were calculated at $10.344 per share, the average of the high and low of Company Common Stock on the New York Stock Exchange on the last day of the 1998 fiscal year.
(5) The Company no longer makes Deferred Stock Bonus Awards. The Deferred Stock Bonus Awards included in the Table in the "Restricted Stock Awards" column, are stock awards granted by Host Marriott Corporation prior to the Distribution, which were generally derived based on dividing 20% of each individual's annual cash bonus award by the average of the high and low trading prices for a share of Host Marriott Corporation common stock on the New

    York Stock Exchange on the last trading day of the fiscal year. No voting rights or dividends are attributed to these Deferred Stock Bonus Award shares until such award shares are distributed. Awards may be denominated as current (pre-retirement) awards or deferred (retirement) awards. A current award is distributed in 10 annual installments commencing one year after the award is granted. A vested deferred award is distributed in a lump sum or in up to 10 annual installments following termination of employment. These awards generally are not subject to forfeiture once the employee reaches age 55 and has 10 years of service, or after 20 years of service with Board approval; however, the awards are not subject to forfeiture for any reason if the employee dies or becomes permanently disabled. Each share of Host Marriott Corporation Deferred Stock Bonus Awards held by each executive listed in the Summary Compensation Table was split at the Distribution into one share of Company Deferred Bonus Stock for each five shares of Host Marriott Corporation Deferred Bonus Stock. Under the terms of the restricted stock grants made to them, Mr. McCarten, Mr. McCarthy, Mr. O'Hare and Mr. Martin were not eligible to receive awards of Deferred Bonus Stock in 1994, 1995, 1996, and in 1997, the Company decided to no longer make Deferred Stock Bonus Awards. Each of these individuals received Deferred Bonus Stock awards for years prior to 1994 from Host Marriott Corporation, which were split into Host Marriott Corporation and Company deferred shares, which will continue to be distributed pursuant to the terms of the awards. Mr. Bethers was eligible to receive Deferred Bonus Stock Awards in 1994 and 1995, but did not receive restricted stock in those years. In 1996, Mr. Bethers received a restricted stock award and became ineligible for 1996 and thereafter to receive any further Deferred Bonus Stock Awards. In January 1999, Mr. McCarten, Mr. McCarthy, Mr. O'Hare, Mr. Bethers and Mr. Martin received a distribution of Company deferred stock from previous awards as follows: Mr. McCarten, 81 shares valued at $821; Mr. McCarthy, 284 shares valued at $2,877; Mr. O'Hare, 62 shares valued at $628; Mr. Bethers, 184 shares valued at $1,864 and Mr. Martin, 38 shares valued at $385. Values are based on $10.125 per share, the average of the high and low of the trading prices of the Company stock on the New York Stock Exchange as of January 4, 1999, the date the shares were released to each executive.
(6) For 1998, the pre-tax amounts attributed to LTIP Payouts represent the value of the Company performance-based restricted stock awards that vested following the close of the fiscal year. The value stated is based on $7.8125 per share, the average of the high and low trading prices of a share of Company Stock on February 1, 1999, on the New York Stock Exchange, the date the performance restrictions were removed.
(7) For 1998, amounts included as "All Other Compensation" represent Company contribution amounts received under one or more of the Profit Sharing Plan, the Deferred Compensation Plan or the Supplemental Retirement Plan for certain employees. For 1998 for Mr. McCarten, $2,301 was attributable to the Profit Sharing Plan and $25,608 was attributable to the Deferred Compensation Plan. For 1998 for Mr. McCarthy, $2,301 was attributable to the Profit Sharing Plan, $14,372 was attributable to the Deferred Compensation Plan, and $340,473 was attributable to the Supplemental Retirement Plan. For 1998 for Mr. O'Hare, $2,301 was attributable to the Profit Sharing Plan and $12,269 was attributable to the Deferred Compensation Plan. For 1998 for Mr. Bethers, $2,301 was attributable to the Profit Sharing Plan and $9,153 was attributable to the Deferred Compensation Plan. For 1998 for Mr. Martin, $2,301 was attributable to the Profit Sharing Plan and $7,669 was attributable to the Deferred Compensation Plan. Each of these Executives also received $7,200 as a car allowance. Mr. O'Hare and Mr. McCarthy also are eligible for up to $3,000 per year for supplemental medical expenses.
(8) Restricted stock grants presently held by Company executives consist of two awards: shares subject to restrictions relating primarily to the passage of time and continued employment ("General Restrictions" or "time-based" restrictions) which vest ratably over a three year period, and an award of stock subject to performance objectives such as financial performance of the Company ("Performance Restrictions" or "performance-based" restrictions), which vest in a lump sum when the specified performance goals are reached, or in the event of the death, permanent disability of the executive, retirement with approval of the Board or a change in control of the Company. The performance goal for vesting the Long Term Incentive 1998 performance-based award is to meet or exceed the 75th percentile of Total Shareholder Return of the Russell 2000 index, over a period of not less than three years. Performance-based restricted stock awards were made by the Committee to Mr. McCarten, Mr. Bethers, Mr. Martin, Mr. McCarthy and Mr. O'Hare in August 1998. The Compensation Policy Committee administers the restricted stock awards of the executives pursuant to performance criteria set by the Committee. The 1998 "LTIP Payments" reflect the pretax, fair market value of the released shares from the prior awards (made in 1993 to Mr. McCarten, and in 1996 to the other executive officers) to Mr. Bethers, Mr. Martin, Mr. McCarten, Mr. McCarthy and Mr. O'Hare, on February 1, 1999, the date of release of the performance-based restricted stock shares for the 1998 fiscal year. All restricted stock awards subject only to General Restrictions are presented on the Summary Compensation Table as "Restricted Stock Awards", and the value stated in the Summary Compensation Table is the fair market value on the date of the grant. As of January 1, 1999, the total number and value of time-based and performance-based restricted shares held by each executive is as follows: Mr. McCarten: 334,666 shares valued at $3,461,785; Mr. McCarthy: 127,406 shares valued at $1,317,888; Mr. O'Hare:
    112,614 shares valued at $1,164,879; Mr. Bethers: 90,082 shares valued at $931,808; and Mr. Martin 77,756 shares valued at $804,308.

PERFORMANCE GRAPH

The graph below compares the cumulative total return of the Company's common stock against the cumulative total return of the S&P 500 Composite Stock Index and the Russell 2000 index from the Distribution on December 29, 1995 through January 1, 1999, the end of the 1998 fiscal year. The Russell 2000 index contains companies with a range of market capitalizations comparable to the Company. The Company has elected not to use a published industry or line-of-business index because it believes that the Company has certain, but important, differences from traditional food and beverage specialty companies, and it believes the indexes chosen better reflect the performance of the Company. These differences from traditional food and beverage specialty companies are more fully reflected in the Company's Annual Report and its Annual Report on Form 10-K for 1998. The Company believes there is no published index with the exact product and service mix of the Company.

The phrase "total cumulative return" assumes that $100 was invested on December 29, 1995 in the Company's common stock and in each index and that all dividends (there were no dividends paid by the Company) were reinvested during the specified periods. The price performance of the Company's common stock shown below should not be viewed as being indicative of future performance.

[LINE GRAPH]

                                          HMSC               S&P 500          Russell 2000
December 29, 1995                        100.00              100.00              100.00
January 3, 1997                          137.50              124.18              116.31
January 3, 1998                          206.25              164.77              142.31
January 1, 1999                          148.21              210.85              139.28

STOCK OPTIONS

The tables below set forth information regarding the award and exercise during fiscal year 1998 of certain options by each of the persons listed on the preceding Summary Compensation Table and the value on January 1, 1999, the end of the Company's fiscal year, of all unexercised options held by such individuals. No stock appreciation rights were awarded to the listed persons by the Company in fiscal year 1998.

                      AGGREGATED STOCK OPTION EXERCISES IN
              LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES*

                                                              NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                                 OPTIONS/SARS AT               OPTIONS/SARS AT
                              SHARES ACQUIRED    VALUE         FISCAL YEAR END(#)           FISCAL YEAR END($)(1)
                                ON EXERCISE     REALIZED   ---------------------------   ---------------------------
            NAME                    (#)           ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----              ---------------   --------   -----------   -------------   -----------   -------------
William W. McCarten.........        600           5,081       8,650            0           89,476            0
John J. McCarthy............        240           2,137       3,470            0           35,894            0
Thomas G. O'Hare............          0               0       1,820            0           18,826            0
Brian W. Bethers............          0               0       7,830            0           80,994            0
Joe P. Martin...............        180           1,524         473            0            4,893            0

-------------
  * No Stock Appreciation Rights (SARs) were granted in 1998.
(1) Based on a per share price for Company Common Stock of $10.344. This price reflects the average of the high and low trading prices on the New York Stock Exchange on January 1, 1999. The value of the options reflect the gain on the exercise of the option that would have been realized if the options had been exercised on January 1, 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                            % OF TOTAL STOCK
                                            OPTIONS GRANTED    EXERCISE                 GRANT DATE    IN-THE-MONEY
                            STOCK OPTIONS   TO EMPLOYEES IN      PRICE     EXPIRATION     PRESENT       VALUE ON
           NAME             GRANTED(1)(#)     FISCAL YEAR      ($/SHARE)    DATE(2)     VALUE(3)($)   3/18/99(3)($)
           ----             -------------   ----------------   ---------   ----------   -----------   -------------
William W. McCarten.......     245,518             14.4         $13.47        8/5/08     1,455,000             0
John J. McCarthy..........     125,501              7.3         $13.47        8/5/08       743,750             0
Thomas G. O'Hare..........     109,682              6.4         $13.47        8/5/08       650,000             0
Brian W. Bethers..........      90,276              5.3         $13.47        8/5/08       535,000             0
Joe P. Martin.............      77,621              4.5         $13.47        8/5/08       460,000             0

-------------
(1) The stock options set forth in this table are performance-based options granted by the Compensation Policy Committee in connection with the long term performance incentive plan to reward executive officers for significantly increasing shareholder value. The options can vest in not less than 3 years, absent certain contingencies previously described, when the Company meets or exceeds the 75th percentile of Total Shareholder Return of the Russell 2000 index.
(2) The options vest, in a lump sum, on or before August 5, 2005, and must be exercised on or before August 4, 2008. The options cannot vest prior to August 5, 2001, absent certain contingencies previously described.
(3) The Black-Scholles option pricing model was used to determine the present value of the options on the date of the grant. As of March 18, 1999, the options were not in-the-money.

LONG-TERM INCENTIVE AWARDS

The Compensation Policy Committee of the Company made Long-Term Incentive Plan ("LTIP") awards to the Company's executive officers in 1998. To motivate senior executives and align their interests with shareholders for the purpose of significantly increasing shareholder value, the Compensation Policy Committee made new, long term performance stock awards to the Company's executive officers in August 1998. With the advice of the Committee's independent compensation consultant, Towers Perrin, and the Company's Vice President for Compensation, the Committee made an annual award of performance-based restricted stock and performance-based stock options to senior executives, including Mr. McCarten, the President and CEO; Mr. Bethers, Executive Vice President and Chief Financial Officer; Mr. Martin, Senior Vice President and General Counsel and Secretary; Mr. McCarthy, Executive Vice President and Mr. O'Hare, Executive Vice President. The performance-based awards for each executive are set forth below. The performance restricted stock and stock options vest in a lump sum when the performance goal established by the Compensation Policy Committee is satisfied, or at the end of seven years from the grant (August 2005). The performance goal is to meet or exceed 75th percentile of Total Shareholder Return of the Russell 2000 index, over a period of not less than three years. These awards are more fully discussed in this Proxy Statement in the Report on Executive Compensation by the Compensation Policy Committee.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                                                     ESTIMATED FUTURE PAYOUTS
                                                        PERFORMANCE OR           UNDER NON-STOCK PRICE-BASED PLANS
                                 NUMBER OF SHARES,    OTHER PERIOD UNTIL   ---------------------------------------------
                                   UNITS OR OTHER       MATURATION OR      THRESHOLD
             NAME                   RIGHTS(#)(1)         PAYOUT(2)(3)      ($ OR #)    TARGET($ OR #)    MAXIMUM($ OR #)
-------------------------------  ------------------   ------------------   ---------   ---------------   ---------------
William J. McCarten............       133,698             3-7 years           N/A            N/A               N/A
John J. McCarthy...............        68,342             3-7 years           N/A            N/A               N/A
Thomas G. O'Hare...............        59,728             3-7 years           N/A            N/A               N/A
Brian W. Bethers...............        49,160             3-7 years           N/A            N/A               N/A
Joe P. Martin..................        42,269             3-7 years           N/A            N/A               N/A

-------------
(1) The awards were made by the Company Compensation Policy Committee from the Company's Comprehensive Stock Plan on August 5, 1998. The shares awarded are performance-based restricted stock. The awards are subject to applicable federal and state taxes, which must be satisfied in shares. The pre-tax adjusted value of the awards on the date of the grants at $13.47 per share, were: Mr. McCarten $1,800,912; Mr. McCarthy $920,567; Mr. O'Hare $804,536;
    Mr. Bethers $662,185 and Mr. Martin $569,363.
(2) The awards may vest in a lump sum not less than 3 years from August 1998, except in the event of certain contingencies, death, permanent disability or change in control.
(3) The pre-tax values of the LTIP awards, using the average of the high and low of the company stock traded on the New York Stock Exchange on January 1, 1999 which was $10.344 per share are as follows: Mr. McCarten $1,382,972; Mr. McCarthy $706,930; Mr. O'Hare $617,826; Mr. Bethers $508,511; and Mr.
    Martin $437,231.

CERTAIN TRANSACTIONS

RELATIONSHIP BETWEEN THE COMPANY AND HOST MARRIOTT CORPORATION AND MARRIOTT INTERNATIONAL, INC. AND SODEXHO MARRIOTT SERVICES, INC.

J.W. Marriott, Jr. and Richard E. Marriott beneficially own approximately 7.59% and 7.43%, respectively, of the outstanding shares of Common Stock. By reason of their ownership of such shares of Common Stock and their positions as Directors, J.W. Marriott, Jr. and Richard E. Marriott, who are also directors of Host Marriott Corporation ("HMC") and Marriott International, Inc., would be deemed in control of the Company within the meaning of the federal securities laws. Other members of the Marriott family might also be deemed in control of the Company by reason of their ownership of Company shares and/or their relationship to other family members.

Prior to the Distribution of the Company to the shareholders of HMC on December 29, 1995, the Company and HMC entered into a Distribution Agreement, which provided for, among other things, (i) certain asset transfers to occur prior to the Distribution, (ii) the Distribution, (iii) the division between the Company and HMC of certain liabilities and (iv) certain other agreements governing the relationship between the Company and HMC following the Distribution.

Among the other agreements between the Company and HMC are:

(i) Tax Sharing Agreement. This Agreement defines the parties' rights and obligations with respect to deficiencies and refunds of federal, state and other income or franchise taxes relating to the Company for tax years prior to the Distribution and with respect to certain tax matters of the Company after the Distribution.

(ii) Employee Benefits Allocation Agreement. This Agreement allocates certain responsibilities with respect to employee compensation, benefits and other employment and labor matters.

(iii) Transitional Services Agreements. The Company and HMC also entered into a number of agreements pursuant to which each company agreed to provide certain services to the other and their respective subsidiaries for a transitional period which has now expired. Such services were provided on market terms and conditions.

In addition, HMC has agreed to guarantee the Company's performance in connection with certain concessions operated by the Company. HMC has not been required to make any payments pursuant to these guarantees and the Company does not anticipate that any such payments will be made in 1999.

Also, in connection with the Distribution, the Company and Marriott International, Inc. ("Marriott International") have entered into service agreements substantially similar to pre-existing agreements between HMC and Marriott International or, alternatively, the Company has accepted an assignment of certain agreements between HMC and Marriott International. These include agreements for administrative, consulting and procurement services ("MI Agreements"). The amount of the payments to be made to Marriott International under the MI Agreements in fiscal year 1999 will depend on the level of services and supplies provided thereunder. In 1998, the approximate value of food and supplies the Company purchased from affiliates of Marriott International was $75.4 million. The Company also paid Marriott International $8.8 million in 1998 for corporate services such as computer systems support and other services. There is a noncompetition agreement between the Company and Sodexho Marriott Services, Inc. ("Sodexho Marriott Services"). The noncompetition agreement extends to October 2000. The agreement provides, generally, that Sodexho Marriott Services will not seek to enter the Company's venues of airports, tollroads, and related venues, and the Company will not seek to enter Sodexho Marriott Services venues related to institutional/contract food services.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal year 1998, the members of the Compensation Policy Committee were Rosemary M. Collyer, Gilbert T. Ray, and R. Michael McCullough. In 1998, the Company requested legal services from the law firm of Crowell & Moring, the total of which is less than $50,000. Rosemary M. Collyer is a partner at the firm. In 1998, the Company requested legal services for certain international legal services from the law firm of O'Melveny & Myers, the total of which is less than $50,000. Mr. Ray is a partner at the firm. All stock and compensation awards of the Committee were separately approved by all other non employee directors of the Board.

Mr. Shaw is Chairman of the Board of Sodexho Marriott Services. Mr. Shaw is also a director of Marriott International and serves as its President and Chief Operating Officer. J. W. Marriott Jr. is Chairman of the Board and Chief Executive Officer of Marriott International and Richard E. Marriott is a director of Marriott International.

PROPOSAL ONE: DIRECTOR NOMINEES

The Board of Directors of the Company is composed of eight directors, seven of whom are not officers or employees of the Company. The Certificate of Incorporation classifies the current eight-member Board of Directors into three classes. Each director serves for three years.

The terms of office of J.W. Marriott, Jr. and Andrew J. Young expire at the 1999 Annual Meeting. The Board of Directors, acting upon the recommendation of its Nominating and Corporate Governance Committee, composed entirely of outside directors of the Company, has nominated and recommends the re-election of Mr. Marriott and Ambassador Young, each for a three-year term as director expiring at the 2002 Annual Meeting of Shareholders. Neither Mr. Marriott or Ambassador Young participated in the decision of the Board to nominate them for new terms on the Board.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for Mr. Marriott and Ambassador Young.

If elected, each have consented to serve as directors for terms of three years and until their respective successors are elected and qualified. Further information with respect to the nominees is set forth under the section entitled "Directors." Although it is not contemplated that any nominee will be unable to serve as director, in such event, the proxies will be voted by the proxy holders for such other person or persons as may be designated by the present Board of Directors.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE FOR J. W. MARRIOTT, JR. AND ANDREW J. YOUNG AS DIRECTORS OF THE COMPANY FOR TERMS EXPIRING AT THE ANNUAL MEETING OF SHAREHOLDERS IN 2002.

PROPOSAL TWO: APPOINTMENT OF AUDITORS

Subject to shareholder approval, the Board of Directors, acting through its Audit Committee, has appointed Arthur Andersen LLP ("Arthur Andersen"), a firm of independent public accountants, to audit and report to shareholders on the consolidated financial statements of the Company and its subsidiaries for fiscal year 1999. Arthur Andersen served as the public accountants of the Company for fiscal year 1998. Representatives of Arthur Andersen will be present at the Annual Meeting, will have an opportunity, if they so desire, to make a statement, and will be available to respond to appropriate questions.

Unless otherwise instructed, the proxy holders will vote the proxies received by them to ratify the appointment of Arthur Andersen LLP.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE FOR SUCH APPOINTMENT.

SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

The Annual Meeting for 2000 is tentatively scheduled to be held on May 16, 2000. Any shareholder who meets the requirements of the proxy rules under the Securities Exchange Act of 1934 may submit to the Board of Directors proposals to be considered for submission to the shareholders at the 2000 Annual Meeting. Any such proposal should be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to the General Counsel, Host Marriott Services Corporation, 6600 Rockledge Drive, Department 72/928.83, Bethesda, Maryland 20817 and should be received no later than December 11, 1999 to be eligible for inclusion in the proxy materials for that meeting. Any such notice shall set forth: (a) the name and address of the shareholder and the text of the proposal to be introduced; (b) the number of shares of Company Common Stock held of record, owned beneficially and represented by proxy by such shareholder as of the date of such notice; and (c) a representation that the shareholder intends to appear in person or by proxy at the meeting to introduce the proposal specified in the notice.

Any shareholder who meets the requirements of the proxy rules under the Securities Exchange Act of 1934 may nominate a candidate for director of the Company. Any such nomination should be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to the General Counsel, Host Marriott Services Corporation, 6600 Rockledge Drive, Dept. 72/928.83, Bethesda, Maryland 20817 and must be received by December 11, 1999. Any such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of Company Common Stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
(c) the class and number of shares held of record, owned beneficially and represented by proxy by such shareholder as of the date of the notice; (d) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (e) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (f) the consent of each nominee to serve as a director of the Company if so elected.

SOLICITATION OF PROXIES

Proxies will be solicited by mail, telephone, Internet or other means of communication. Solicitation also may be made by directors, officers and regular employees of the Company. The Company has retained MacKenzie Partners, Inc. to assist in the solicitation of proxies from shareholders. MacKenzie Partners, Inc. will receive a fee of $6,000 plus reimbursement of certain ordinary and reasonable out-of-pocket expenses. The Company will reimburse brokerage firms, custodians, nominees and fiduciaries in accordance with the rules of the New York Stock Exchange for reasonable expenses incurred by them in forwarding materials to the beneficial owners of shares. The entire cost of the solicitation will be borne by the Company.

1998 FORM 10-K AND ANNUAL REPORT

All shareholders of record on the Annual Meeting Record Date will receive a copy of the Company's 1998 Annual Report. Any shareholder who desires additional copies of the Company's 1998 Annual Report or a copy of the Company's 1998 Annual Report on Form 10-K may obtain it without charge (except for exhibits for which there is a copying charge) by addressing a request to Investor Relations, Host Marriott Services Corporation, 6600 Rockledge Drive, Dept. 72/928.93, Bethesda, Maryland 20817. The Company's Annual Report, Proxy Statement and most recent financial information can also be found on our website. Please visit us at www.hmscorp.com.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Joe P. Martin
                                          Joe P. Martin
                                          General Counsel and Secretary

                         ANNUAL MEETING OF SHAREHOLDERS
                     OF HOST MARRIOTT SERVICES CORPORATION

The 1999 Annual Meeting of Shareholders of Host Marriott Services Corporation will be held on Tuesday, May 11, 1999 at the Baltimore Marriott Inner Harbor, 110 S. Eutaw Street, Baltimore, Maryland 21201. The meeting will begin at 10:00 a.m. Doors to the meeting will open at 9:30 a.m.

Please contact the hotel for overnight reservations.

                        BALTIMORE MARRIOTT INNER HARBOR
                              110 S. EUTAW STREET
                           BALTIMORE, MARYLAND 21201
                                 (410) 962-0202

Directions to the hotel:

TRAIN: Pennsylvania Station (Amtrak) -- 3 miles from Hotel. Taxis are approximately $7.00.

PLANE: Baltimore Washington International Airport (BWI) -- 12 miles from Hotel. Super Shuttle runs every 1/2 hour $10.00 one way, $15.00 round trip. Taxis are approximately $18.00-$20.00.

CAR: FROM WASHINGTON, DC AND BWI AIRPORT (ROUTE 295) Take 295, North to Baltimore (Baltimore Washington Parkway). Once in Baltimore 295 becomes Russell Street. Follow traffic as it curves, with Oriole Park at Camden Yards on the right (still on Russell Street). Turn right on Pratt Street (1 block) to Eutaw Street. Turn left onto Eutaw Street and the Marriott hotel is on the left.

FROM WASHINGTON, DC VIA INTERSTATE 95 NORTH: Take 95, North to Baltimore, take Exit 53, 395 North DOWNTOWN. When the expressway ends it becomes Howard Street. Proceed on Howard Street for 4 traffic lights. At the 4th light (Lombard Street) turn left and go one block to Eutaw Street. Turn left onto Eutaw Street and the Marriott hotel is on the right.

FROM POINTS NORTH VIA INTERSTATE 95: Approaching Baltimore take the Fort McHenry Tunnel (Toll $1.00). Take Exit 53, 395 North DOWNTOWN. When expressway ends it becomes Howard Street. Proceed on Howard Street for 4 traffic lights. At the 4th light (Lombard Street) turn left and go one block to Eutaw Street. Turn left onto Eutaw Street and the Marriott hotel is on the right.

HOST LOGO

April 9, 1999

Dear Shareholder:

We are pleased to be offering the following enhancements for our Shareholders this year.

The first enhancement involves new and more convenient ways to vote your shares. In addition to the traditional paper proxy card, shareholders may also vote via the Internet by accessing the website maintained by our transfer agent, First Chicago Trust Co., at www.vote-by-net.com or you may vote by telephone by calling (800) 652-8683. To vote via the Internet or by telephone you must use the control number printed on the enclosed proxy card.

Our second enhancement enables shareholders to receive future proxy materials, including the proxy card and the Annual Report electronically via the Internet. Delivery of proxy materials via this method will assist us in minimizing proxy solicitation and printing costs. Shareholders who elect to receive proxy solicitation materials via the Internet should fill out the consent form maintained by First Chicago at www.vote-by-net.com.

IF YOU HAVE ANY QUESTIONS, OR NEED ASSISTANCE IN VOTING YOUR SHARES, PLEASE CALL MACKENZIE PARTNERS, INC., OUR PROXY SOLICITOR, AT (800) 322-2885 OR (212) 929-5500 (CALL COLLECT).

In addition to the described voting enhancements, Internet account access is now available to registered shareholders. Through the Internet, you can view your share balance, access your account history, and obtain current and historical stock prices. To view your account on the Internet, please call First Chicago Trust Co. at 1-877-843-9327 and they will mail you a password. The password provides you secure access to your information.

We hope you find these enhancements helpful.

Sincerely,

/s/ Joe P. Martin

Joe P. Martin
General Counsel and Secretary

HOST LOGO

April 9, 1999

Dear Shareholder:

We are pleased to be offering the following enhancements to our proxy solicitation process this year.

The first enhancement involves new and more convenient ways to vote your shares. In addition to the traditional paper proxy card, shareholders may also vote via the Internet by accessing the ADP's website at www.proxyvote.com or you may vote by telephone by calling the toll free number indicated on the enclosed proxy card. In order to vote by either the Internet or by telephone, you will need the individualized 12 digit control number that is imprinted on your proxy card.

Our second enhancement enables shareholders to receive future proxy materials, including the proxy card and the Annual Report electronically via the Internet. Delivery of proxy materials via this method will assist us in minimizing proxy solicitation and printing costs. Shareholders who elect to receive proxy solicitation materials via the Internet must first vote their shares using the Internet at www.proxyvote.com and immediately after voting fill out the consent form that appears on-screen at the end of the Internet voting procedure.

We hope you find these enhancements helpful. If you have any questions, or need assistance in voting your shares, please call MacKenzie Partners, Inc., our proxy solicitor, at (800) 322-2885 or (212) 929-5500 (call collect).

Sincerely,

/s/ Joe P. Martin

Joe P. Martin
General Counsel and Secretary

                                                                            6807
[X] PLEASE MARK YOUR
    VOTE AS IN THIS
    EXAMPLE

THIS PROXY, WHERE PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED
FOR ELECTION OF DIRECTORS, AND FOR PROPOSAL 2.
------------------------------------------------------------------------------------------------------------------------------------
                                   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2
------------------------------------------------------------------------------------------------------------------------------------
                          FOR           WITHHELD                                                      FOR      AGAINST       ABSTAIN
    1. Election of        [ ]              [ ]                            2. Ratification of
       Directors.                                                            appointment of Arthur
       (see reverse)                                                         Andersen LLP as
                                                                             independent auditors.    [ ]        [ ]           [ ]
    For, except vote withheld from the following nominee(s):



    --------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------





                                                                                        Mark here to discontinue Annual Report
                                                                                        mailing for this account
                                                                                        (for multiple account holders only)      [ ]



                                                                                        I WILL ATTEND THE ANNUAL MEETING         [ ]



                                                                                                        Change of
    SIGNATURES(S)___________________________________________ DATE________________                       Address/Comments on
    NOTE: Please sign exactly as name appears hereon. Joint owners should each                          Reverse Side             [ ]
          sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
------------------------------------------------------------------------------------------------------------------------------------
                                                    /\ FOLD AND DETACH HERE / \



                         [HOST MARRIOTT SERVICES LOGO]


Dear Shareholder:

Host Marriott Services Corporation encourages you to take advantage of convenient ways by which you can vote your shares. You can vote your shares over the Internet or by telephone. This eliminates the need to return the proxy card.

To vote your shares over the Internet or by telephone you must use the control number. The control number is the series of numbers printed in the box above, just below the perforation. This control number must be used to access the system.

1.      To vote over the Internet:

        - Log on to the Internet and go to the web site http://www.vote-by-net.com 24 hours a day, 7 days a week.

2.      To vote over the telephone:

        - On a touch-tone telephone call 1-800-OK2-VOTE (1-800-652-8683) 24 hours a day, 7 days a week.

Your Internet or telephone vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card. If you choose to vote your shares over the Internet or by telephone, there is no need for you to mail back your proxy card.


                 YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

                       HOST MARRIOTT SERVICES CORPORATION

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

P
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
R                 TO BE HELD TUESDAY, MAY 11, 1999, 10:00 A.M.

O          The undersigned appoints William J. Shaw and William W. McCarten as
        Proxies. Each shall have power to appoint his substitute. They are
X authorized to represent and vote, as designated on the reverse side, all shares of Host Marriott Services Corporation common stock held of record
Y by the undersigned on March 18, 1999 at the Annual Meeting of Shareholders to be held on May 11, 1999 or any adjournment thereof. The Board of Directors recommends votes FOR proposals 1 and 2.

                                                  COMMENTS OR CHANGE OF ADDRESS
        Nominees for election as directors for
        three-year terms expiring at the 2002
        Annual Meeting.                         ________________________________
                                                ________________________________
        01 J.W. Marriott, Jr.                   ________________________________
        02 Andrew J. Young                      ________________________________
                                                (If you have written in the
                                                above space, please mark the
                                                corresponding box on the reverse
                                                side of this card)


                                                                  --------------
                                                                    SEE REVERSE
                                                                        SIDE
                                                                  --------------

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE
--------------------------------------------------------------------------------
                          /\ DETACH PROXY CARD HERE /\






                                ADMISSION TICKET
                       HOST MARRIOTT SERVICES CORPORATION

                         ANNUAL MEETING OF SHAREHOLDERS

                       Tuesday, May 11, 1999, 10:00 a.m.


                        Baltimore Marriott Inner Harbor
                              110 S. Eutaw Street
                           Baltimore, Maryland 21201

--------------------------------------------------------------------------------
                                     AGENDA
--------------------------------------------------------------------------------

                          1. ELECTION OF TWO DIRECTORS
                                       -
         2. RATIFICATION OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS
                                       -
                         TRANSACTION OF OTHER BUSINESS
         AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT.
--------------------------------------------------------------------------------

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person. To make sure your shares are represented, we urge you to vote your shares either by telephone or the Internet or by completing and mailing the proxy card above.

--------------------------------------------------------------------------------
  If you and your guest plan on attending the Annual Meeting, please mark the appropriate box on the proxy card above. Present this Admission Ticket to the Host Marriott Services Corporation representative at the entrance.
--------------------------------------------------------------------------------